UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 10, 2009
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 10, 2009, Prison Health Services, Inc. (“PHS”), the primary operating subsidiary of America Service Group Inc. (the “Company”), and the State of Michigan entered into a three-year contract under which PHS will provide prisoner health care services to prisoners under the care of the State of Michigan Department of Corrections (the “Contract”). PHS will provide prisoner health care services under the Contract beginning on April 1, 2009. Compensation payable to PHS under the Contract is based on a fixed per prisoner per month rate that will be adjusted for changes in prisoner population and for inflation. Compensation is also subject to adjustment in accordance with the risk-sharing terms described in the Contract. The Contract, which is expected to generate approximately $325.6 million in revenues over the Contract’s initial three-year term, may be renewed for up to four additional one-year periods by mutual, written agreement of the parties not less than 30 days before the expiration of the then current term.
     Under the terms of the Contract, the State of Michigan may terminate the Contract for cause if PHS (i) breaches any of its material duties or obligations under the Contract, or (ii) fails to cure a breach within the time period specified in the written notice of breach provided by the State of Michigan. In addition, the State of Michigan may terminate the Contract if it determines that a termination is in its best interest. PHS has also agreed to indemnify, defend and hold harmless the State of Michigan from liability for injuries or damages that are attributable to the negligence or tortious acts of PHS, its employees, agents or subcontractors in its performance of the Contract.
     The foregoing description of the Contract is not complete and is qualified in its entirety by reference to the Contract, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On February 10, 2009, the Company issued a press release announcing the Contract, a copy of which is furnished herewith as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
          (d)     Exhibits:
10.1	Contract between Prison Health Services, Inc. and the State of Michigan, dated February 10, 2009.

99.1	Press Release dated February 10, 2009.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.

Date: February 13, 2009	By:	/s/ Michael W. Taylor

Michael W. Taylor Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

10.1	Contract between Prison Health Services, Inc, and the State of Michigan, dated February 10, 2009.

99.1	Press release dated February 10, 2009.